UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2014

_________________

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54111	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9530 Main Street Clarence, New York (Address of Principal Executive Office)	14031 (Zip Code)

  Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2014, the Board of Directors of 22nd Century Group, Inc. (the “Company”) appointed Thomas L. James, Esq. as Vice President, General Counsel and Secretary of the Company.

Mr. James, age 55, has served over the past 13 years as a Partner and later as an Of Counsel attorney with Foley & Lardner LLP. Prior to that time, Mr. James was an attorney with other law firms. Mr. James is a graduate of the Georgetown University Law Center in Washington, D.C. (J.D., 1985) and the University of Maryland (B.S., 1980). He is a member of the District of Columbia Bar and is also admitted to practice before the United States Supreme Court.

Mr. James executed an employment agreement with the Company, dated May 12, 2014 (the “Employment Agreement”), for an initial term of three years that automatically renews on an annual basis thereafter unless terminated. Pursuant to the Employment Agreement, Mr. James will earn an initial base salary of two hundred thousand dollars ($200,000) and may become eligible for future bonuses and equity awards. In order to assist Mr. James with moving expenses, he also received a signing bonus of one hundred and forty thousand dollars ($140,000). Further, if Mr. James’ employment is terminated by the Company without Cause or by Mr. James for Good Reason (as such terms are defined in the Employment Agreement), Mr. James will be entitled to a severance benefit in the form of a continuation of his then-base salary until the later of (i) three years from the termination date or (ii) the expiration of the initial three year term. If Mr. James is terminated or his responsibilities or salary is reduced and Mr. James opts to elect to terminate the Employment Agreement within the three year period following a Change in Control (as defined in the Employment Agreement), Mr. James shall be reimbursed for medical care, insurance costs and other benefits for a term of eighteen months in addition to a continuation of his then-base salary until the later of (i) three years from the termination date or (ii) the expiration of the initial three year term.

In connection with his appointment, Mr. James will be awarded one hundred thousand (100,000) restricted shares of the Company’s common stock (the “Shares”) on the first business day that Mr. James starts his employment with the Company. All of the Shares are subject to forfeiture until May 1, 2017, except in the case of the following: (i) a Change in Control of the Company (as defined in the Employment Agreement), (ii) the termination of Mr. James’ employment with the Company by Death or Disability (as defined in the Employment Agreement), (iii) termination of employment by Mr. James for Good Reason (as defined in the Employment Agreement) or (iv) the termination of Mr. James’ employment with the Company without Cause (as defined in the Employment Agreement). In addition, Mr. James will be awarded stock options to purchase three hundred thousand (300,000) shares of the Company’s common stock on the first business day that Mr. James starts his employment with the Company. Fifty thousand (50,000) of the options vest immediately and the remaining options vest as follows: one hundred thousand (100,000) on each of May 1, 2015 and May 1, 2016, and fifty thousand (50,000) on May 1, 2017.

The description of the Employment Agreement is qualified by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

On May 14, 2014, the Company issued a press release announcing the appointment of Mr. James as Vice President, General Counsel and Secretary of the Company. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01(d): Financial Statements and Exhibits.

Exhibit 10.1 Employment Agreement between Mr. James and the Company, dated May 12, 2014.

Exhibit 99.1 Press Release dated May 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Joseph Pandolfino
Date: May 14, 2014	Joseph Pandolfino
Chief Executive Officer